UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2015

DIAMOND FOODS, INC.

(Exact name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-51439	20-2556965
(Commission File Number)	(IRS Employer Identification No.)

600 Montgomery Street, 13th Floor San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

(415) 445-7444
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger and Reorganization

On October 27, 2015, Diamond Foods, Inc., a Delaware corporation (“Diamond”), Snyder’s-Lance, Inc., a North Carolina corporation (“Snyder’s-Lance”), Shark Acquisition Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Shark Acquisition Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub II”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Diamond, with Diamond surviving as a wholly-owned subsidiary of the Company (such transaction, the “First Merger”), and Diamond (as the surviving corporation of the First Merger) will subsequently merge with and into Merger Sub II, with Merger Sub II surviving as a wholly-owned subsidiary of the Company (the “Second Merger” and, together with the First Merger, the “Merger”).

The Board of Directors of Diamond has approved the Merger Agreement and adopted resolutions directing that the adoption of the Merger Agreement be submitted to Diamond’s stockholders for consideration and recommending that Diamond’s stockholders adopt the Merger Agreement. The Board of Directors of Snyder’s-Lance has approved the Merger Agreement and adopted resolutions directing that the issuance of shares of common stock of Snyder’s-Lance in connection with the Merger be submitted to the stockholders of Snyder’s-Lance for their approval and recommending that the stockholders approve such issuance. The sole stockholder of Merger Sub and the sole member of Merger Sub II have each approved the Merger Agreement and the Merger.

Pursuant to the terms of the Merger Agreement, at the effective time of the First Merger, each share of Diamond’s stock that is issued and outstanding immediately prior to the effective time of the First Merger (other than (i) treasury shares held by Diamond, (ii) shares owned by Snyder’s-Lance, the Merger Subs or any other subsidiary of Snyder’s-Lance and (iii) shares that are owned by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to Delaware law) will be canceled and converted into the right to receive 0.775 shares of Snyder’s-Lance common stock and $12.50 in cash. No fractional shares of Snyder’s-Lance common stock will be issued in the Merger, and holders of shares of Diamond stock who would otherwise be entitled to receive a fractional share of Snyder’s-Lance common stock will receive cash in lieu of any such fractional shares.

Snyder’s-Lance and Diamond intend that the First Merger and the Second Merger will together qualify as a tax-free reorganization within the meaning of Section 268(a) of the Internal Revenue Code of 1986.

The parties anticipate that the Merger will close in the first half of calendar 2016. It is expected that Diamond’s stockholders will own approximately 26 percent of the issued and outstanding common stock of Snyder’s-Lance following the consummation of the Merger.

The Merger Agreement contains certain closing conditions. The obligation of each party to consummate the Merger is conditioned on, among other things: (i) the adoption of the Merger Agreement by the stockholders of Diamond; (ii) the approval by the stockholders of Snyder’s-Lance of the issuance of shares of common stock of Snyder’s-Lance in connection with the Merger; (iii) the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iv) the absence of any injunction or other order or any other law issued by any governmental authority prohibiting the consummation of the transaction; (v) the effectiveness of the registration statement with respect to Snyder’s-Lance common stock to be issued in the Merger, with no stop orders pending or threatened; (vi) the approval for listing on the Nasdaq Global Select Market of the shares of Snyder’s-Lance common stock to be issued in the Merger; (vii) the accuracy of each party’s representations and warranties contained in the Merger Agreement, as further described in the Merger Agreement; and (viii) the performance of certain obligations under the Merger Agreement by each party, as further described in the Merger Agreement.

The Merger Agreement contains certain termination rights for both Snyder’s-Lance and Diamond, including the right of either party to terminate the Merger Agreement if the Merger has not been completed by May 27, 2016 (subject to a five month extension if required to obtain certain regulatory approvals), and further provides that, upon termination of the Merger Agreement under certain circumstances, either Snyder’s-Lance or Diamond could be required to pay a termination fee to the other party.

The Merger Agreement contains customary representations, warranties and covenants by each of the parties, including, among other things, covenants and agreements relating to the conduct of the business of each of Diamond and Snyder’s-Lance between the date of the signing of the Merger Agreement and the consummation of the Merger.

The Merger Agreement contains a customary non-solicitation covenant prohibiting Diamond from (a) soliciting, providing non-public information or engaging or participating in any discussions or negotiations concerning proposals relating to alternative business combination transactions, or (b) entering into an acquisition agreement in connection with such an alternative business combination transaction, in each case, except as permitted under the Merger Agreement. The Merger Agreement also contains a customary non-solicitation covenant prohibiting Snyder’s-Lance from (a) soliciting, providing non-public information or engaging or participating in any discussions or negotiations concerning proposals relating to certain alternative business combination transactions, or (b) entering into an acquisition agreement in connection with such an alternative business combination transaction, in each case, except as permitted under the Merger Agreement. Notwithstanding this limitation, prior to a party’s stockholders approving the transaction, such party may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to an unsolicited alternative transaction proposal that its board of directors has determined in good faith constitutes or could reasonably be expected to lead to or result in a superior proposal. Each party’s board of directors may change its recommendation to its stockholders (subject to the other party’s right to terminate the Merger Agreement following such change in recommendation) in response to a superior proposal or terminate the Merger Agreement to enter into a definitive agreement for such superior proposal if such party’s board of directors determines in good faith that the failure to take such action would be inconsistent with such party’s directors’ fiduciary duties to such party’s stockholders under applicable law.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement and the Snyder’s-Lance Voting Agreements (defined below) have been attached to provide investors with information regarding their terms. They are not intended to provide any other factual information about Snyder’s-Lance or Diamond. In particular, the assertions embodied in the representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and are subject to limitations agreed upon by the parties to the Merger Agreement, including being qualified by confidential disclosure schedules provided by each party in connection with the execution of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement have been made for the purposes of allocating risk between the parties to the Merger Agreement instead of establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about Snyder’s-Lance, Diamond, Merger Sub or Merger Sub II. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders and information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Snyder’s-Lance or Diamond.

Voting Agreements

Concurrently with the execution of the Merger Agreement, Snyder’s-Lance entered into voting agreements with certain Diamond stockholders (the “Diamond Voting Agreements”) and Diamond entered into voting agreements with certain Snyder’s-Lance stockholders have entered into voting agreements (the “Snyder’s-Lance Voting Agreements” and, together with the Diamond Voting Agreements, the “Voting Agreements”). Pursuant to the Voting Agreements, each of the respective stockholders that are a party thereto has agreed, among other things, to vote in favor of the approval of the execution of the Merger Agreement and/or the issuance of the shares of common stock of Snyder’s-Lance in connection with the Merger, and in favor of any other matter reasonably relating to the consummation or facilitation of, or otherwise in furtherance of, the Merger.

The foregoing description of the Snyder’s-Lance Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Snyder’s-Lance Voting Agreements, a copy of which is filed herewith as Exhibit 2.2 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 27, 2015, the Board of Directors of Diamond amended and restated Diamond’s Restated Bylaws, as previously amended (the “Bylaws”), by adding a new Article X to the Bylaws, which provides that, unless Diamond consents in writing to an alternative forum, any Court of the State of Delaware shall be the sole and exclusive forum for any and all internal corporate claims, including (i) any derivative action or proceeding brought on behalf of Diamond, (ii) any action asserting a claim of breach of fiduciary duty owed by any stockholder, director, officer, employee or agent of Diamond to Diamond or Diamond’ stockholders, (iii) any action asserting a claim pursuant to or under any provision of the Delaware General Corporation Law or Diamond’s certificate of incorporation or Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or Bylaws or (v) any action asserting a claim governed by the internal affairs doctrine. If no Court of the State of Delaware has jurisdiction over such action or proceeding, the sole and exclusive forum for such action or proceeding shall be the United States District Court for the District of Delaware.

The foregoing description of the Bylaws is qualified in its entirety by reference to the Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On October 28, 2015, Diamond issued a press release announcing the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Forward-Looking Statements

The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Words or phrases such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “may,” “will,” “should,” “continue,” “ongoing,” “future,” “potential” and similar words or phrases identify forward-looking statements. The forward-looking statements in this document address a variety of subjects including, for example, the expected date of closing of the acquisition and the potential benefits of the merger. Forward-looking statements involve estimates, assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from the forward-looking statements: the risk that the transaction will not close when expected or at all; the risk that the operations of the two companies will not be integrated successfully; failure to achieve the anticipated benefits and synergies of the transaction; the risk that businesses of Snyder’s-Lance or Diamond will be adversely impacted during the pendency of the transaction; costs associated with the transaction; matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction; and other events that may adversely impact the completion of the transaction, including industry or economic conditions outside of the control of Snyder’s-Lance or Diamond. In addition, actual results are subject to other risks and uncertainties that relate more broadly to the businesses of Snyder’s-Lance or Diamond, including those more fully described in Snyder’s-Lance filings with the SEC including its annual report on Form 10-K for the fiscal year ended January 3, 2015, and its most recent quarterly report filed on Form 10-Q for the quarter year ended July 4, 2015, and those more fully described in Diamond’s filings with the SEC, including its annual report on Form 10-K for the fiscal year ended July 31, 2015.

You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. We do not plan to update, and undertake no obligation to update, any forward-looking statements to reflect events or circumstances that occur after the date on which those statements are made, or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or a solicitation of an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. This communication is being made in respect of the proposed business combination transaction between Snyder’s-Lance and Diamond. The proposed transaction will be submitted to the stockholders of Snyder’s-Lance and Diamond for their consideration. In connection with the issuance of common stock of Snyder’s-Lance in the proposed transaction, Snyder’s-Lance will file with the SEC a Registration Statement on Form S-4 that will include a preliminary joint proxy statement/prospectus regarding the proposed transaction and each of Snyder’s-Lance and Diamond plans to file with the SEC other documents regarding the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to each Diamond and Snyder’s-Lance stockholder entitled to vote at the special meetings in connection with the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS RELATING TO THE TRANSACTION FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain copies of the joint proxy statement/prospectus (when available) and all other documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website (http://www.sec.gov). Investors may also obtain these documents, free of charge, from Snyder’s-Lance’s website (www.snyderslance.com) under the link “Investor Relations” and then under the tab “Financial Information” then “SEC Filings” or by directing a request to the Company’s investor relations officer at (704) 557-8386 and, in the case of Diamond, at www.diamond.com or by directing a request to Katie Turner at (415) 230-7952.

Participants in the Solicitation

Snyder’s-Lance, Diamond and certain of their respective directors, executive officers and other members of management and employees may be deemed to be “participants” in the solicitation of proxies in connection with the proposed transaction. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Diamond stockholders in connection with the proposed transaction and a description of their direct and indirect interest, by security holdings or otherwise, will be set forth in the joint proxy statement/prospectus filed with the SEC in connection with the proposed transaction. You can find information about Diamond’s executive officers and directors in Diamond’s definitive proxy statement filed with the SEC on November 25, 2014. You can also obtain free copies of these documents from Diamond using the contact information above. You can find information about Snyder’s-Lance’s executive officers and directors in its definitive proxy statement filed with the SEC on April 1, 2015 and in its Annual Report on Form 10-K filed with the SEC on March 4, 2015 and its Current Report on Form 8-K filed with the SEC on October 1, 2015. You can also obtain free copies of these documents from Snyder’s-Lance or Diamond using the contact information above.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of October 27, 2015, among Snyder’s-Lance, Inc., Acquisition Sub I, Inc., Acquisition Sub II, Inc., and Diamond Foods, Inc.

2.2	Form of Snyder’s-Lance Voting Agreement, dated October 27, 2015, by and among Diamond and the Snyder’s-Lance stockholders listed therein.

3.2	Amended and Restated Bylaws

99.1	Joint Press Release of Diamond Foods, Inc. and Snyder’s-Lance, Inc., dated October 28, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2015	DIAMOND FOODS, INC.

	By:	/s/ Brian J. Driscoll
Brian J. Driscoll
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of October 27, 2015, among Snyder’s-Lance, Inc., Acquisition Sub I, Inc., Acquisition Sub II, Inc., and Diamond Foods, Inc.

2.2	Form of Snyder’s-Lance Voting Agreement, dated October 27, 2015, by and among Diamond and the Snyder’s-Lance stockholders listed therein.

3.2	Amended and Restated Bylaws

99.1	Joint Press Release of Diamond Foods, Inc. and Snyder’s-Lance, Inc., dated October 28, 2015.